As filed with the Securities and Exchange Commission on September 13, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
THE GEO GROUP, INC.
(Exact name of Registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation or organization)
65-0043078
(I.R.S. Employer Identification Number)
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
(561) 893-0101
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
John J. Bulfin, Esq.
Senior Vice President, General Counsel and Secretary
The Geo Group, Inc.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
(561) 893-0101
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a copy to:
Jose Gordo, Esq.
Stephen K. Roddenberry, Esq.
Esther L. Moreno, Esq.
Akerman Senterfitt
One Southeast Third Avenue
Miami, Florida 33131
(305) 374-5600
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of Registration
Securities to be Registered	Registered	Security	Price	Fee
Common Stock and related preferred share purchase rights (3)	(1)	(1)	(1)	(1)(2)(3)

(1)	An indeterminate aggregate offering price or number of shares of common stock is being registered as may, from time to time, be offered at indeterminate prices.

(2)	In accordance with Rule 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)	Each share of GEO common stock includes one preferred share purchase right (the “Right”), which initially attaches to and trades with the shares of the registrant’s common stock being registered hereby. The terms of the Rights are described in the Rights Agreement, dated as of October 9, 2003, included as Exhibit 4.3 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 30, 2003. Prior to the occurrence of certain events, none of which has occurred as of the date of this registration statement, the Rights will not be exercisable or separable from the common stock. These Rights will be issued for no additional consideration because the value attributable to the Rights, if any, is reflected in the value of the common stock. Accordingly, no additional registration fee is payable.

Prospectus

Common Stock
          We and selling securityholders, including affiliates, may offer and sell shares of common stock of The GEO Group, Inc., par value $0.01 per share, in one or more offerings at prices and on terms to be determined at the time of offering.
          This prospectus provides you with a general description of the common stock we and selling securityholders may offer. When we offer common stock pursuant to this prospectus, we will deliver to you this prospectus as well as a prospectus supplement setting forth the specific terms of the common stock being offered. The supplement may also add, update or change information contained in the prospectus. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision.
          Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.” On September 9, 2011, the last reported sale price of our common stock on the NYSE was $20.05 per share.
          We and selling securityholders may sell the shares of common stock to or through underwriters and also may sell the shares of common stock directly to other purchasers, including affiliates, or through agents or dealers.
          Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.
          This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
          These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 13, 2011

          You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
          We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
          You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.
          Until September 13, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the common stock described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading, “Where You Can Find More Information.”
          When used in this prospectus, the terms “GEO,” “we,” “our” and “us” refer to The GEO Group, Inc. and its consolidated subsidiaries, unless otherwise specified.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov. In addition, reports, proxy statements and other information concerning us can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, where our common stock is listed.
          We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:
•	our annual report on Form 10-K for the fiscal year ended January 2, 2011 filed with the SEC on March 2, 2011 (including the portions of our Proxy Statement on Schedule 14A for our 2011 Annual Meeting of Shareholders filed with the SEC on March 25, 2011 that are incorporated by reference therein);

•	our quarterly report on Form 10-Q for the fiscal quarter ended April 3, 2011 filed with the SEC on May 10, 2011;

•	our quarterly report on Form 10-Q for the fiscal quarter ended July 3, 2011 filed with the SEC on August 9, 2011;

•	our current reports on Form 8-K filed with the SEC on February 1, 2011, February 7, 2011, February 16, 2011, May 6, 2011, June 28, 2011 and July 15, 2011;

•	our registration statements on Form 8-A and Form 8-A/A filed with the SEC on October 30, 2003, October 30, 2003 and June 27, 1994; and

•	all subsequent documents filed by us after the date of this prospectus and prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by the SEC’s rules and regulations.
          Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at the following address or telephoning us at (866) 301-4436.
Attention: Investor Relations
The GEO Group, Inc.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
          In addition, we make available free of charge, through the Investor Relations page on our website at http://www.geogroup.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.
          Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.

OUR COMPANY
          We are a leading provider of government-outsourced services specializing in the management of correctional, detention, mental health, residential treatment and re-entry facilities, and the provision of community based services and youth services in the United States, Australia, South Africa, the United Kingdom and Canada. We operate a broad range of correctional and detention facilities including maximum, medium and minimum security prisons, immigration detention centers, minimum security detention centers, mental health, residential treatment and community based re-entry facilities. We offer counseling, education and/or treatment to inmates with alcohol and drug abuse problems at most of the domestic facilities we manage. Through our acquisition of BII Holding Corporation, which we refer to as BI Holding, we are also a provider of innovative compliance technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based parolees, probationers and pretrial defendants. Additionally, BI Holding has an exclusive contract with U.S. Immigration and Customs Enforcement to provide supervision and reporting services designed to improve the participation of non-detained aliens in the immigration court system. We develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities that maximize security and efficiency. We also provide secure transportation services for offender and detainee populations as contracted.
          Our business was founded in 1984 as a division of The Wackenhut Corporation, or TWC, a multinational provider of global security services. We were incorporated in 1988 as a wholly-owned subsidiary of TWC. In July 1994, we became a publicly-traded company. In 2002, TWC was acquired by Group 4 Falck A/S, which became our new parent company. In July 2003, we purchased all of our common stock owned by Group 4 Falck A/S and became an independent company. In November 2003, we changed our corporate name to “The GEO Group, Inc.” We currently trade on the New York Stock Exchange under the ticker symbol “GEO.”
          We are incorporated in Florida. Our principal executive offices are located at 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487. Our telephone number is (561) 893-0101. Our website is www.geogroup.com. Information on, or accessible through, our website is not a part of this prospectus.

RISK FACTORS
          Investing in our common stock involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in GEO described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, filed with the SEC and incorporated by reference in this prospectus. The risks and uncertainties described in these risk factors are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.
USE OF PROCEEDS
          We, or our affiliates, intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. General corporate purposes may include any of the following:
•	debt service requirements and repaying debt;

•	repurchases of shares of our common stock;

•	funding capital expenditures;

•	paying for possible acquisitions or business expansion;

•	investing in or lending money to our subsidiaries; or

•	providing working capital.
          We will set forth in a prospectus supplement our intended use for the net proceeds received from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:
•	our ability to timely build and/or open facilities as planned, profitably manage such facilities and successfully integrate such facilities into our operations without substantial additional costs;

•	the instability of foreign exchange rates, exposing us to currency risks in Australia, the United Kingdom, and South Africa, or other countries in which we may choose to conduct our business;

•	our ability to activate the inactive beds at our idle facilities;

•	an increase in unreimbursed labor rates;

•	our ability to expand, diversify and grow our correctional, mental health, residential treatment, re-entry, supervision and monitoring and secure transportation services businesses;

•	our ability to win management contracts for which we have submitted proposals, retain existing management contracts and meet any performance standards required by such management contracts;

•	our ability to raise new project development capital given the often short-term nature of the customers’ commitment to use newly developed facilities;

•	our ability to estimate the government’s level of dependency on privatized correctional services;

•	our ability to accurately project the size and growth of the U.S. and international privatized corrections industry;

•	our ability to develop long-term earnings visibility;

•	our ability to identify suitable acquisitions and to successfully complete and integrate such acquisitions on satisfactory terms;

•	our ability to successfully integrate Cornell and BI Holding, into our business within our expected time-frame and estimates regarding integration costs;

•	our ability to accurately estimate the growth to our aggregate annual revenues and the amount of annual synergies we can achieve as a result of our acquisitions of Cornell and BI Holding;

•	our ability to successfully address any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of our acquisitions of Cornell and BI Holding;

•	our ability to obtain future financing on satisfactory terms or at all, including our ability to secure the funding we need to complete ongoing capital projects;

•	our exposure to rising general insurance costs;

•	our exposure to state and federal income tax law changes internationally and domestically and our exposure as a result of federal and international examinations of our tax returns or tax positions;

•	our exposure to claims for which we are uninsured;

•	our exposure to rising employee and inmate medical costs;

•	our ability to maintain occupancy rates at our facilities;

•	our ability to manage costs and expenses relating to ongoing litigation arising from our operations;

•	our ability to accurately estimate on an annual basis, loss reserves related to general liability, workers’ compensation and automobile liability claims;

•	the ability of our government customers to secure budgetary appropriations to fund their payment obligations to us; and

•	other factors contained in our filings with the Securities and Exchange Commission, or the SEC, including, but not limited to, those detailed in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC.
          We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements included in this prospectus.

DESCRIPTION OF CAPITAL STOCK
          The following description of our capital stock is summarized from our articles of incorporation, as amended, which have been publicly filed with the SEC. See “Where You Can Find More Information.”
          Our authorized capital stock consists of:
•	90,000,000 shares of common stock, par value $0.01 per share; and

•	30,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares are designated as Series A Junior Participating Preferred Stock.
          The only equity securities currently outstanding are shares of common stock. As of September 9, 2011, we had 62,612,179 shares of common stock issued and outstanding.
Common Stock
          Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by our shareholders. Upon any liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share equally in all assets available for distribution after payment of all liabilities, subject to the liquidation preference of shares of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights. All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the on the New York Stock Exchange under the symbol “GEO.”
Preferred Stock
          Pursuant to our articles of incorporation, our board of directors may, by resolution and without further action or vote by our shareholders, provide for the issuance of up to 30,000,000 shares of preferred stock from time to time in one or more series having such voting powers, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as the board of directors may determine.
          The issuance of preferred stock may have the effect of delaying or preventing a change in our control without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.
Rights Agreement and Series A Junior Participating Preferred Stock
          Each share of our common stock carries with it one preferred share purchase right. If the rights become exercisable, each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock at a fixed price, subject to adjustment. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the right. The rights trade automatically with shares of our common stock, and may only be exercised in connection with certain attempts to take over our company. The rights are designed to protect the interests of our company and our shareholders against coercive takeover tactics and encourage potential acquirors to negotiate with our board of directors before attempting a takeover. The description and terms of the rights are set forth in a rights agreement, dated as of October 9, 2003, as the same may be amended from time to time, between us and EquiServe Trust Company, N.A. (succeeded by Computershare Trust Company, NA), as rights agent, a copy of which is filed as Exhibit 4.3 to a Current Report in Form 8-K filed on October 30, 2003.
Dividends
          Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled ratably to receive dividends, if any, declared by our board of directors out of funds legally available for the payment of dividends. We have not paid cash dividends to date and do not expect to pay any cash dividends in the foreseeable future.
Anti-Takeover Protections
          Certain Provisions of Florida Law
          We are subject to several anti-takeover provisions under Florida law that apply to a public corporation organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or bylaws. We have not elected to opt out of those provisions. Our common stock is subject to the “affiliated transactions” and “control-share acquisitions” provisions of the Florida Business Corporation Act. These provisions require, subject to certain exceptions, that an “affiliated transaction” be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an “interested shareholder” and that voting rights be conferred on “control shares” acquired in specified control share acquisitions only to the extent conferred by resolution approved by the shareholders, excluding holders of shares defined as “interested shares.” Subject to several exceptions, these provisions have the effect of deterring certain transactions between us and our shareholders and certain acquisitions of specified percentages of our common stock, that in each case have not been approved by disinterested shareholders.
          Preferred Stock
          Our board of directors is authorized, without further shareholder action, to divide any or all shares of the authorized preferred stock into series and fix and determine the designations, preferences and relative rights and qualifications, limitations or restrictions thereon of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. The issuance of preferred stock with voting rights or conversion rights may adversely affect the voting power of the common stock, including the loss of voting control to others. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in our control without shareholder approval.
          Rights Agreement
          The rights issued under the rights agreement described above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire control of our company without conditioning the offer on the redemption of the rights. The rights should not interfere with any merger or other business combination approved by our board of directors prior to the time that the rights may not be redeemed. The rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The rights are intended to assure that our board of directors has the ability to protect shareholders and GEO if efforts are made to gain control of GEO in a manner that is not in the best interests of GEO and its shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the interests of our shareholders.
Transfer Agent
          The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

PLAN OF DISTRIBUTION
          We and selling securityholders, including affiliates, may sell the securities described in this prospectus from time to time in one or more transactions:
•	to purchasers, including affiliates, directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.
          We and selling securityholders, including affiliates, may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.
          Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.”
Direct Sales
          We and selling securityholders may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.
To Underwriters
          The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us or selling securityholders from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.
          Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
          Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.
Through Agents and Dealers
          We will name any agent involved in a sale of securities, as well as any commissions payable by us or selling securityholders to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

          If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Delayed Delivery Contracts
          If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.
          The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.
General Information
          Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
          Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.
          Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
          Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
          Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
          Information about selling securityholders, where applicable, will be set forth in a prospectus supplement or a post-effective amendment.
LEGAL MATTERS
          Akerman Senterfitt, Miami, Florida, will pass on our behalf upon certain legal matters relating to the issuance and sale of the securities.
EXPERTS
          The consolidated financial statements and schedule as of January 2, 2011 and January 3, 2010, and for each of the three years in the period ended January 2, 2011, which have been incorporated by reference into this prospectus and in this registration statement from GEO’s Annual Report on Form 10-K filed with the SEC on March 2, 2011, have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent registered public accountants, and upon the authority of said firm as experts in accounting and auditing in giving said reports.

Common Stock

PROSPECTUS

September 13, 2011

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the offering of the securities being registered. All amounts are estimated, except the SEC registration fee.

SEC registration fee	*
FINRA fees	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Fees and expenses of qualification under state securities laws	(1)
Printing expenses	(1)
Rating agency fees	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)

Total	(1)

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
          Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act, referred to as the FBCA, provides that a Florida corporation, such as GEO, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
          Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
          Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.
          Notwithstanding the foregoing, Section 607.0850(7) of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
          Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director’s breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
          Bylaws. GEO’s bylaws provide that GEO shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of GEO as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding (except in such cases involving gross negligence or willful misconduct), in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of GEO’s board of directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law.

GEO’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of GEO may be entitled as a matter of law.
Item 16. Exhibits.
          See the exhibit index attached to this registration statement and incorporated herein by reference.
Item 17. Undertakings.
          The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8) That,
     (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
     (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 13th day of September, 2011.

THE GEO GROUP, INC.
/s/ Brian R. Evans
Brian R. Evans
Senior Vice President and Chief Financial Officer

          KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below herby constitutes and appoints Brian R. Evans, Senior Vice President and Chief Financial Officer, and John J. Bulfin, Senior Vice President, General Counsel and Secretary, and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement (and any and all amendments thereof) related to this registration statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ George C. Zoley	Chairman of the Board and Chief Executive	September 13, 2011
George C. Zoley	Officer (principal executive officer)

/s/ Brian R. Evans	Senior Vice President and Chief Financial	September 13, 2011
Brian R. Evans	Officer (principal financial officer)

/s/ Ronald A. Brack	Vice President, Chief Accounting Officer and	September 13, 2011
Ronald A. Brack	Controller (principal accounting officer)

/s/ Clarence E. Anthony	Director	September 13, 2011
Clarence E. Anthony

Signature	Title	Date

/s/ Norman A. Carlson	Director	September 13, 2011
Norman A. Carlson

/s/ Anne N. Foreman	Director	September 13, 2011
Anne N. Foreman

/s/ Richard H. Glanton	Director	September 13, 2011
Richard H. Glanton

/s/ Christopher C. Wheeler	Director	September 13, 2011
Christopher C. Wheeler

EXHIBIT INDEX

Exhibit
Number		Description

1.1	—	Underwriting Agreement (1)

5.1	—	Opinion of Akerman Senterfitt*

23.1	—	Consent of Grant Thornton LLP, independent registered public accounting firm*

23.2	—	Consent of Akerman Senterfitt (included in Exhibit 5.1)*

24.1	—	Power of Attorney. Reference is made to the signature page.

*	Filed herewith.

(1)	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.